Keryx Biopharmaceuticals Announces that Congress Delays Implementation of Oral-Only ESRD-Related Drugs, Including Phosphate Binders, in the Bundled ESRD Prospective Payment System by Two-Years, until January 2016

NEW YORK, January 3, 2013 /PRNewswire via COMTEX/ -- Keryx Biopharmaceuticals, Inc. (Nasdaq: KERX) today announced that earlier this week Congress passed legislation known as the American Taxpayer Relief Act of 2012, which, among other things, delays by two years the implementation of oral-only end-stage renal disease (ESRD) related drugs, including phosphate binders, in the bundled ESRD prospective payment system, until January 1, 2016. The legislation has been signed into law by the President.

Currently, Medicare pays dialysis facilities a single bundled payment for providing a dialysis treatment and certain related items and services, including injectable ESRD drugs and their oral equivalents. Prior to this week's act of Congress, the bundled payment was to be expanded in January 2014 to include payment for certain oral, dialysis-related drugs that do not have injectable equivalents, including oral phosphate binders, which are currently covered under Medicare Part D. This law will delay the implementation of the oral drugs into the bundle by two years.

Ron Bentsur, Chief Executive Officer of Keryx, commented, “While we have always believed that with its potentially highly differentiated product profile, Zerenex would succeed in a bundled environment, we are very encouraged by the two-year delay in the inclusion of the oral phosphate binders in the dialysis reimbursement bundle. Should Zerenex gain FDA approval, we believe that this delay could provide Zerenex with the opportunity to better establish its position in the phosphate binder landscape and significantly enhance its market potential in the U.S.” Mr. Bentsur continued, "We eagerly await the pending top-line data analysis from our long-term Phase 3 study of Zerenex."

About Keryx Biopharmaceuticals, Inc.

Keryx Biopharmaceuticals is focused on the acquisition, development and commercialization of medically important pharmaceutical products for the treatment of renal disease. Keryx is developing Zerenex (ferric citrate), an oral, ferric iron-based compound that has the capacity to bind to phosphate and form non-absorbable complexes. The U.S.-based Phase 3 clinical program of Zerenex for the treatment of hyperphosphatemia (elevated phosphate levels) in patients with end-stage renal disease is being conducted pursuant to a Special Protocol Assessment (SPA) agreement with the FDA. Zerenex is also in Phase 2 development for the management of phosphorus and iron deficiency in anemic patients with Stage 3 to 5 non-dialysis dependent chronic kidney disease. Keryx is headquartered in New York City.

Cautionary Statement

Some of the statements included in this press release, particularly those relating to the potential effect on the market opportunity for Zerenex (ferric citrate) due to the two-year delay in the inclusion of the oral-only ESRD-related drugs in the bundled reimbursement system, and those anticipating any clinical trials and business prospects for Zerenex, may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: our ability to successfully and cost-effectively complete clinical trials for Zerenex (ferric citrate); the risk that the data (both safety and efficacy) from the long-term Phase 3 trial of Zerenex (ferric citrate) will not coincide with the data analyses from previous clinical trials reported by the Company; the risk that the data (both safety and efficacy) from the ongoing Phase 2 study in non-dialysis dependent chronic kidney disease will be negative or inconclusive; our ability to meet anticipated development timelines for Zerenex due to clinical trial results, manufacturing capabilities or other factors; and other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at http://www.keryx.com. The information found on our website is not incorporated by reference into this press release and is included for reference purposes only.